UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

UNION STREET ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33281	20-5221262
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

102 South Union Street Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

(703) 682-0730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 8.01 — OTHER EVENTS

Item 8.01.	Other Events

On February 9, 2007, Union Street Acquisition Corp. (the “Company”) closed its initial public offering (“IPO”) of 12,500,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and one warrant (“Warrant”), each to purchase one share of the Company’s Common Stock at $6.00 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $100 million. A copy of the prospectus with respect to the IPO may be obtained from Banc of America Securities LLC, 9 West 57th Street, New York, NY 10019 or Morgan Joseph, 600 Fifth Avenue, 19th Floor, New York, NY 10020.

Immediately prior to the closing of the IPO, the Company consummated a private placement (the “Private Placement”) of 3,000,000 warrants (the “Private Placement Warrants”) to Union Street Capital Management, LLC, generating gross proceeds of $3,000,000. The Private Placement Warrants were sold at $1.00 per warrant and are substantially similar to the Warrants contained in the Units sold in the IPO.

Proceeds of $98,500,000 were placed in the Company’s trust account including $94,800,000 of the proceeds from the IPO and the Private Placement Warrants and $3,700,000 million of deferred underwriting discounts and commissions.

Audited financial statements as of February 9, 2007 reflecting receipt of the proceeds by the Company in connection with the IPO and the Private Placement Warrants are included as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Audited Financial Statements

99.2	Press release dated February 6, 2007

99.3	Press release dated February 12, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2007	UNION STREET ACQUISITION CORP.

	By:	/s/ A. Clayton Perfall
A. Clayton Perfall
Chief Executive Officer and President

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